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                                                                     Exhibit 8.3
                               September 6, 2001


Archstone-Smith Trust
7670 South Chester Street, Suite 100
Englewood, Colorado 80112

Charles E. Smith Residential Realty, Inc.
2345 Crystal Drive
Arlington, Virginia 22202

Ladies and Gentlemen:

          We have acted as counsel to Archstone Communities Trust ("Archstone"), a Maryland real estate investment trust, and Archstone-Smith Trust ("Archstone-Smith"), a Maryland real estate investment trust, in connection with the execution and delivery of the Amended and Restated Agreement and Plan of Merger (the "Agreement"), dated as of May 3, 2001, among Archstone, Archstone-Smith, Charles E. Smith Residential Realty, Inc. ("Smith Residential"), a Maryland corporation, and Charles E. Smith Residential Realty L.P. ("Smith Partnership"), a Delaware limited partnership, pursuant to which (i) Archstone will reorganize into an "umbrella partnership real estate investment trust," or "UPREIT" (the "Archstone Merger"), (ii) Smith Residential will merge with and into Archstone-Smith (the "Merger") and (iii) Smith Partnership will merge with and into Archstone (or a wholly-owned subsidiary of Archstone-Smith into which Archstone will merge) (the "Partnership Merger"). This opinion letter is being furnished to you in connection with (i) the Registration Statement on Form S-4 (File No. 333-63734) containing the joint proxy statement of Archstone and Smith Residential and the prospectus of Archstone-Smith (the "REIT Registration Statement"), filed with the Securities and Exchange Commission on June 25, 2001, as amended through the date hereof, and (ii) the Registration Statement on Form S-4 (File No. 333-64540) containing the consent solicitation statement of Smith Partnership and the prospectus of Archstone (the "Partnership Registration Statement"), filed with the Securities and Exchange Commission on July 3, 2001, as amended through the date hereof (together, the REIT Registration Statement and the Partnership Registration Statement are the "Registration Statements"). Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with initial capitalized letters has the meaning given to such term in the Agreement.

          In connection with the preparation of this opinion, we have examined and with your consent relied upon (without any independent investigation or review thereof) such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following: (1) the Registration Statements, as amended through the date hereof (including the various SEC filings incorporated therein by reference); (2) the Merger Agreement and the exhibits thereto, as amended through the date hereof; (3) the Declaration of Trust of Archstone; (4) the form of partnership agreement or limited liability company operating agreement, as applicable, used to organize and operate the partnerships and limited liability companies in which Archstone owns an interest; (5) the organizational documents and stock of certain corporations in which
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Archstone-Smith Trust
September 6, 2001
Page 2


Archstone owns stock, directly or indirectly; (6) the articles of incorporation of the wholly owned subsidiaries of Archstone; (7) the representations provided by Archstone and Archstone-Smith concerning certain facts underlying and relating to the Merger; (8) the representations provided by Smith Residential concerning certain facts underlying and relating to the Merger and its qualification as a REIT; (9) the opinion rendered by Hogan & Hartson L.L.P. regarding Smith Residential's qualification as a REIT at the closing of the Merger; and (10) other necessary documents.

          In providing the opinions set forth in this letter, we have also relied upon certain representations as to factual matters made by Archstone and Archstone-Smith contained in a letter to us dated September 6, 2001, regarding the assets, operations and activities of Archstone and Archstone-Smith (the "Management Representation Letter").

                        Assumptions and Representations
                        -------------------------------

          In connection with rendering this opinion, we have assumed or obtained representations (and, with your consent, are relying upon thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to or inconsistent therewith) that:

          1. Archstone, Archstone-Smith and each entity in which Archstone or Archstone-Smith has an ownership interest, either directly or indirectly, have been and will be operated in the manner described in the Management Representation Letter and the Registration Statements (including the various SEC filings incorporated therein by reference).

          2. All of the obligations imposed by or described in the documents that we reviewed, including obligations imposed under the Declaration of Trust, have been and will continue to be performed or satisfied in accordance with their terms.

          3. All representations made in the Management Representation Letter (and other information provided to us) are true, correct, and complete. Any representation or statement made in the Management Representation Letters "to the best of knowledge," "to the knowledge," or "to the actual knowledge" of any person(s) or party(ies) or similarly qualified is true, correct and complete as if made without such qualification.

          4. All documents that we have reviewed have been properly executed, are valid originals or authentic copies of valid originals, and all signatures thereon are genuine.

                                    Opinions
                                    --------

          Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:
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Archstone-Smith Trust
September 6, 2001
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          1.  Commencing with its taxable year ended December 31, 1994,
Archstone was organized and has operated in conformity with, and until the Election (if the Primary Archstone Merger is consummated) or the ACS Merger (if the Alternative Archstone Merger is consummated) Archstone's proposed method of operation will enable it to meet, the requirements for qualification as a REIT under the Code; and

          2. Archstone-Smith's organization, and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code commencing with its taxable year ending December 31, 2001.

          We assume no obligation to advise you of any changes in our opinions subsequent to the date of this letter. Archstone and Archstone-Smith's qualification and taxation as a REIT depend upon Archstone and Archstone-Smith's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code, as described in the Registration Statements with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to shareholders, and the diversity of its share ownership. Mayer, Brown & Platt will not review Archstone or Archstone-Smith's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of Archstone or Archstone-Smith's operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders, and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

          In addition to the assumptions set forth above, our opinions are subject to the exceptions, limitations and qualifications set forth below:

          1. The opinions set forth in this letter are based on relevant current provisions of the Code, Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the "IRS"). An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinions expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

          2. For purposes of rendering our opinion, we have not made an independent investigation or audit of the facts set forth in any of the above-referenced documents, including the Management Representation Letter. We consequently have relied upon the representations as to factual matters in the Management Representation Letter. Finally, our opinion is limited to
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Archstone-Smith Trust
September 6, 2001
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the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to Archstone, Archstone-Smith, or any other person.

          3. Our opinions set forth herein are based upon the description of the contemplated transactions as set forth in the Agreement and the sections of the Registration Statement captioned "THE MERGER" and "THE MERGER AGREEMENT." If the actual facts relating to any aspect of the transactions differ from this description in any material respect, our opinions may become inapplicable. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue these opinions is incorrect, our opinions might be adversely affected and may not be relied upon.

          This opinion letter has been prepared for your use in connection with the filing of the Registration Statements and speaks as of the date hereof. We hereby consent to the filing of this opinion letter as Exhibit 8.3 to the Registration Statements, and to the reference to Mayer, Brown & Platt under the captions "LEGAL MATTERS," "FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REORGANIZATION OF ARCHSTONE INTO AN UPREIT" and "FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER" in the REIT Registration Statement and "LEGAL MATTERS" and "FEDERAL INCOME TAX CONSEQUENCES" in the Partnership Registration Statement. In giving this consent, however, we do not admit thereby that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                       Sincerely,


                                       /s/ MAYER, BROWN & PLATT